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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-1482, Registration Statement No. 33-44354, Registration Statement No. 33-74840, and Registration Statement No. 33-74842 of Fechtor, Detwiler, Mitchell & Co. and subsidiaries on Form S-8 of our report dated March 9, 2000 appearing in the Annual Report on Form 10-K of Fechtor, Detwiler, Mitchell & Co. and subsidiaries for the year ended December 31, 1999.

      /s/ Deloitte & Touche LLP
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        Deloitte & Touche LLP

Boston, Massachusetts
March 29, 2000